UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2005

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

                On March 31, 2005, we issued a press release announcing our financial results for the fourth quarter and year ended January 29, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We previously announced that we were restating our previously issued financial statements as a result of a review of our method of accounting for leases in response to views expressed in a letter issued by the Office of the Chief Accountant of the Securities and Exchange Commission on February 7, 2005.  The Company has determined that the restatement will also include an adjustment to equity in the Company’s balance sheet at the end of fiscal 2001 to correct an error relating to accounting for taxes in such fiscal year. This adjustment is discussed further in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Restoration Hardware, Inc., dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: March 31, 2005	By:	/s/ Patricia A. McKay
Patricia A. McKay
Executive Vice President and ChiefFinancial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Restoration Hardware, Inc., dated March 31, 2005.